UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2007

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2381 Morse Avenue, Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 221-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2007, Microsemi Corporation (“Microsemi”) announced that David R. Sonksen will leave his position as Chief Financial Officer of Microsemi on March 31, 2008. Mr. Sonksen will continue to serve as a consultant to Microsemi until no later than October 2, 2009. A copy of the press release issued by Microsemi announcing Mr. Sonksen’s departure is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. Sonksen’s departure, he and Microsemi entered into a Separation Agreement on November 14, 2007. Pursuant to the Separation Agreement, Mr. Sonksen has agreed to transition to a consulting role effective March 31, 2008 to assist Microsemi with special projects from time to time. Mr. Sonksen will remain as a consultant through October 2, 2009 unless the consulting period is terminated earlier as provided in the Separation Agreement. During the period that Mr. Sonksen is serving as a consultant, he will continue to receive a salary at the same weekly rate as immediately before the consulting period; an additional $100 per hour for any consulting support he provides beyond thirty hours a month; and a pro-rata bonus payment in December 2008 for his partial year participation in the FY 2008 Microsemi Management Incentive Bonus Plan. Mr. Sonksen will also be eligible to receive employee health and welfare benefits normally provided to regular employees, payment for his accrued vacation as of March 31, 2008, and payment for certain perquisites as provided in the Separation Agreement. In the event of Mr. Sonksen’s death or permanent disability during the consulting period, any remaining salary and bonus payments described above will be payable in a lump sum. During the period that Mr. Sonksen is serving as a consultant, the vesting of all stock options held by Mr. Sonksen will continue. In addition, on October 2, 2009, the vesting of any then-unvested restricted stock and stock options held by Mr. Sonksen will accelerate in full. The agreement dated January 12, 2001 between Mr. Sonksen and the Company (the “Change in Control Agreement”) will remain in effect during the consulting period, and Mr. Sonksen will retain the rights granted by the Change in Control Agreement in the event he is terminated without cause following a change in control (as defined in the agreement) during the consulting period, provided such benefits and privileges exceed those provided under the Separation Agreement. A copy of the Separation Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)                       Exhibits

10.1               Separation Agreement, dated November 14, 2007, between Microsemi Corporation and David R. Sonksen.

99.1               Press Release issued by Microsemi Corporation on November 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Microsemi Corporation
(Registrant)

		By:	/s/ John W. Hohener
Date:	November 15, 2007		John W. Hohener
Vice President of Finance, Treasurer and Chief Accounting Officer